Exhibit 5.1


                                                                  August 7, 2008

The Board of Directors
Salisbury Bancorp, Inc.
5 Bissell Street
P.O. Box 1868 Lakeville, CT 06039-1868

         Re:      Salisbury Bancorp, Inc. Registration Statement of Form S-3
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Ladies and Gentlemen:

         We are counsel to Salisbury Bancorp, Inc., a Connecticut Corporation with its principal office in Lakeville, Connecticut (the "Company"), and have acted as such in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of up to 100,000 shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock") to eligible employees and shareholders of the Company pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         During the course of our representation, and in rendering our opinion, we have reviewed such documents as we have deemed necessary or advisable to render the opinions stated herein, and, in connection therewith, we have examined originals or copies, authenticated to our satisfaction, of the following: (i) the Certificate of Incorporation of the Company; (ii) the Bylaws of the Company; (iii) the Plan; (iv) resolutions of the Board of Directors of the Company; (v) the Registration Statement on Form S-3 of the Company registering shares of Common Stock to be issued in connection with the Plan; and
(vi) such other documents and instruments as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the validity of all applicable statutes and regulations, the legal authority and the capacity of all persons executing documents and proper indexing and accuracy of all public records and documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company. The opinions set forth herein are based on the laws of the State of Connecticut as the same exist on the date hereof, and no opinion is expressed as to the laws of any other jurisdiction.

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         Based  upon the  foregoing,  we are of the  opinion  that the shares of
Common Stock of the Company that will be issued pursuant to the terms of the Plan will be duly and validly authorized, legally issued, fully paid and non-assessable.

         The opinions expressed herein are made as of the date hereof pursuant to the requirements of Regulation S-K, Item 601, of the SEC in regard to the shares being registered pursuant to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Registration Statement and Prospectus.

                                               Sincerely,

                                               /s/ Cranmore, FitzGerald & Meaney

                                               CRANMORE, FITZGERALD & MEANEY